SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                            CONSOLIDATED EDISON, INC.
             (exact name of registrant as specified in its charter)

                   New York                         13-3965100
          (State of incorporation)      (I.R.S. Employer Identification No.)

                                 4 Irving Place
                               New York, New York
                                    10003
               (Address of principal executive office) (Zip code)


        Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on
      Title of each class to                    which each class is to be
      be so registered                          registered

7.25% Public Income NotES (PINES)               The New York Stock
                                                Exchange, Inc.

      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / x /

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /


      Securities to be registered pursuant to Section 12(g) of the Act:

      None
       (Title of class)

ITEM 1.     Description of Registrant's Securities to be
            Registered

      The $325,000,000 aggregate principal amount of 7.25% Public Income NotES (7.25% Debentures, Series 2002 A, the "Securities") to be registered hereby are described in the Prospectus Supplement, dated April 3, 2002, relating to the offering of the Securities, submitted on April 4, 2002, for filing with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, which Prospectus are incorporated herein by reference. The Securities were registered under the Securities Act of 1933 pursuant to a certain Registration Statement on Form S-3 (No. 333-72264) relating to $600 million aggregate principal amount of unsecured debt securities of Registrant.


ITEM 2.            Exhibits

Exhibit
Number            Description

 1 Indenture, dated as of April 1, 2002, between Registrant and JPMorgan Chase Bank, as Trustee ("Chase"). (Incorporated by reference to Exhibit 4 to Registrant's Registration Statement on Form S-3 (No. 333-72264 - Commission File No. 1-14514).

 2 Form of Security. (Incorporated by Reference to Exhibit 4 to Registrant's Current Report on Form 8-K, dated April 3, 2002 - Commission File No. 1-14514.)

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: April 8, 2002                        Consolidated Edison, Inc.


                                             By:  JOAN S. FREILICH
                                                  Joan S. Freilich
                                                  Executive Vice President and
                                                   Chief Financial Officer